TERMINATION OF AGREEMENT AND PLAN OF MERGER

THIS TERMINATION OF AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of this _____day of February, 2023, by and among:

PSLY.COM, INC., a Delaware corporation (“Parent”),

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MYCOTOPIA THERAPIES INC., a Nevada corporation (“MTI”)

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EI.VENTURES, INC., a Delaware corporation (“EVI”),

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SILLY MERGER SUB M INC., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub M”)

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SILLY MERGER SUB E INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub E”)

(each of Parent, Merger Sub M, Merger Sub E, MTI, and EVI, are sometimes referred to herein as a “Party,” and collectively, as the “Parties”)

WHEREAS the Parties entered into a certain Agreement and Plan of Merger, dated as of May 17, 2022 (the “Merger Agreement”);

AND WHEREAS each of EVI, Parent, MTI, Merger Sub M and Merger Sub E mutually desire to terminate the Merger Agreement and abandon the transactions contemplated thereby;

AND WHEREAS the respective boards of directors of each of the Parties have determined that it is in their respective best interests to terminate the Merger Agreement in accordance with this Agreement;

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Termination of Merger Agreement.

(a)Subject to Section 2 of this Agreement, the Merger Agreement is hereby terminated in its entirety as of the date hereof and shall be null and void without further force and effect, and there shall be no liability or further obligations on the part of any Party thereto or their respective affiliates, directors, officers, employees, agents, advisors or representatives of any of them, and all rights and obligations each Party thereto shall cease. For the avoidance of doubt, each of EVI, Parent, MTI, Merger Sub M and Merger Sub E further acknowledges and agrees that any additional agreement (“Additional Agreements”) entered into prior to the date hereof shall, upon termination of the Merger Agreement pursuant to this Agreement, terminate or no longer be effective, as applicable, in accordance with their respective terms.

(b)No termination fees or reimbursement of expenses is due and owing by any Party to any of the other Parties, and none shall be paid.

(c)The Parties shall issue a press release relating to this Agreement, in a form and substance as mutually agreed to in writing. Thereafter, except for disclosure or communication required by applicable law or stock exchange rules, or in response to any request by any governmental or regulatory authority, no Party shall issue any press release with respect to the other Parties, the transactions contemplated thereby and/or this Agreement without the prior written consent of such other Parties; provided that, prior to any disclosure or communication required by applicable law or stock exchange rules or in response to a request by a governmental or regulatory authority, EVI, Parent, MTI, Merger Sub M or Merger Sub E, as applicable, shall, respectively, (i) use its reasonable best efforts to consult with each other before making any such disclosure, communication or response and (ii) to the fullest extent permitted by applicable law, first allow the other to review such disclosure, communication or response and the opportunity to comment thereon, and shall consider such comments in good faith.

(d)EVI, for itself, and on behalf of its affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, stockholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge Parent, MTI, Merger Sub M and Merger Sub E and each of their respective affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, stockholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, the Additional Agreements and the transactions contemplated by the Merger Agreement (the “EVI Released Claims”).

(e)Parent, for itself, and on behalf of its affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, stockholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge EVI, MTI, Merger Sub M and Merger Sub E and each of their affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, stockholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, the Additional Agreements and the transactions contemplated by the Merger Agreement (the “Parent Released Claims”).

(f)Merger Sub M, for itself, and on behalf of its affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, stockholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge EVI, Parent, MTI, Merger Sub M and Merger Sub E and each of their affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, stockholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, the Additional Agreements and the transactions contemplated by the Merger Agreement (the “Merger Sub M Claims”).

(g)Merger Sub E, for itself, and on behalf of its affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, stockholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge EVI, Parent, MTI and Merger Sub M and each of their affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, stockholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, the Additional Agreements and the transactions contemplated by the Merger Agreement (the “Merger Sub E Claims”).

(h)MTI, for itself, and on behalf of its affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, stockholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge EVI,

Parent, Merger Sub M and Merger Sub E and each of their affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, stockholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, the Additional Agreements and the transactions contemplated by the Merger Agreement (the “MTI Released Claims.” and together with the EVI Released Claims, the Parent Released Claims, the Merger Sub M Released Claims and the Merger Sub E Claims, the “Released Claims”).

(i)Each party acknowledges and understands that there is a risk that subsequent to the execution of this Agreement, each party may discover, incur or suffer Released Claims that were unknown or unanticipated at the time of the execution of this Agreement, and which, if known on the date of the execution of this Agreement, might have materially affected such party’s decision to enter into and execute this Agreement. Each party further agrees that by reason of the releases contained herein, each party is assuming the risk of such unknown Released Claims and agrees that this Agreement applies thereto.

(j)Each of the Parties hereto covenants not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, counterclaim or otherwise; provided that, for the avoidance of doubt, nothing contained herein shall be deemed to prevent any party hereto from enforcing its rights under this Agreement, or the provisions of the Merger Agreement expressly deemed to survive under this Agreement.

2. Survival. The Parties agree that the terms set forth in Section 7.3(b) and Article X of the Merger Agreement shall survive the termination of the Merger Agreement.

3. Successors and Assigns. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, the Parties hereto and their respective successors, legal representatives, administrators and assigns.

4. Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof that would result in the application of the laws of another jurisdiction. Each of the Parties (i) irrevocably submits itself to the personal jurisdiction of any state court sitting in Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated by this Agreement; (ii) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the Court of Chancery of the State of Delaware (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in the Complex Commercial Litigation Division of the Delaware Superior Court in and for New Castle County); (iii) consents to service of process in connection with any such suit, action or proceeding by registered or certified mail; (iv) agrees that it shall not attempt to deny or defeat any such jurisdiction by motion or other request for leave from such court; and (v) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court in any jurisdiction other than Delaware. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. For the avoidance of confusion, nothing in this Agreement shall be construed as constituting a choice of applicable law or consent to jurisdiction, consent to service of process, or waiver of objection to venue in any action among the Parties that does not relate solely to the enforcement and interpretation of the Parties’ respective rights and obligations under this Agreement.

5. Entire Agreement; Amendment. This Agreement represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and the Parties hereto may not amend, modify or supplement this Agreement except pursuant to a written instrument making specific reference to this Agreement that identifies itself as an amendment, modification or supplement to this Agreement and that is signed by each of the Parties hereto.

6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument, with signatures of the Parties transmitted by electronic transmission deemed to be their original signatures for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the day and year first written above.

EI.VENTURES, INC.

By:
Name:	David Nikzad
Title:	Chief Executive Officer

MYCOTOPIA THERAPIES INC.

By:
Name:	Ben Kaplan
Title:	Chief Executive Officer

PSLY.COM, INC.

By:
Name:	David Nikzad
Title:	President

SILLY MERGER SUB M INC.

By:
Name:	David Nikzad
Title:	President

SILLY MERGER SUB E INC.

By:
Name:	David Nikzad
Title:	President

[Signature Page to Termination of Agreement and Plan of Merger]